UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

March 29, 2021

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other Jurisdiction of Incorporation)

001-39256 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
10624 S. Eastern Avenue, Ste. A-614 Henderson, NV 89052 (Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	RSSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Items.

On March 29, 2021, the Registrant’s Board of Directors approved the Registrant’s entry into an Amended and Restated Executive Employment Agreement (the “Derycz Agreement”) with Peter Derycz pursuant to which Mr. Derycz will cease serving as the Registrant’s Chief Executive Officer and President and will serve as the Registrant’s Executive Chairman of the Board for a term of three years. Mr. Derycz will receive an annual base salary of $371,520 and is eligible to participate in the Registrant’s executive bonus plan as determined by the Registrant’s Board of Directors, with a target annual bonus of $227,400 (consisting of equal portions of cash and equity). Upon the termination of Mr. Derycz’s employment for any reason, Mr. Derycz will receive his accrued but unpaid salary and vacation pay through the date of termination and any other benefits accrued to him under any benefit plans outstanding at such time, and the reimbursement of documented, unreimbursed expenses incurred prior to such date. Upon the Registrant’s termination of Mr. Derycz’s employment without Cause (as defined in the Derycz Agreement) or upon Mr. Derycz’s termination of his employment for Good Reason (as defined in the Derycz Agreement) prior to the end of the term of the Derycz Agreement, Mr. Derycz shall also receive the amount of his base salary (at the then-current rate) and the percentage of the target bonus (based on the average percentage of the target bonus actually paid to Mr. Derycz during the term) that he would have earned through the end of the term of the Derycz Agreement, payable in cash in the form of salary continuation. All payments to Mr. Derycz under the Derycz Agreement are subject to withholding of applicable taxes.

Effective as of March 29, 2021 John Regazzi ceased serving as the Registrant’s Chairman of the Board but will instead serve as the Registrant’s Lead Independent Director.

On March 29, 2021, the Registrant’s Board of Directors also approved the Registrant’s entry into an Executive Employment Agreement with Roy W. Olivier (the “Olivier Agreement”) pursuant to which Mr. Olivier will serve as the Registrant’s Interim Chief Executive Officer and President for a term of six months. Mr. Olivier will receive an annual base salary of $371,520 and is eligible to participate in the Registrant’s executive bonus plan as determined by the Registrant’s Board of Directors. Upon the termination of Mr. Olivier employment for any reason, Mr. Olivier will receive his accrued but unpaid salary and vacation pay through the date of termination and any other benefits accrued to him under any benefit plans outstanding at such time, and the reimbursement of documented, unreimbursed expenses incurred prior to such date. Upon the Registrant’s termination of Mr. Olivier employment without Cause (as defined in the Olivier Agreement) prior to the end of the term of the Olivier Agreement, Mr. Olivier shall also receive the amount of his base salary (at the then-current rate) that he would have earned through the end of the term of the Olivier Agreement, payable in the form of salary continuation. All payments to Mr. Olivier under the Olivier Agreement are subject to withholding of applicable taxes.

On March 29, 2021, the Registrant issued a press release entitled “Research Solutions Announces Executive Management Changes to Expand Focus on Growth” announcing the aforementioned changes in executive management. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release issued March 29, 2021 entitled “Research Solutions Announces Executive Management Changes to Expand Focus on Growth”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: March 29, 2021	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer

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